CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-265981 and No. 333-258325) and Form S-8 (No. 333-266812 and No. 333-259171) of Point Biopharma Global Inc. of our report dated March 27, 2023, relating to the consolidated financial statements of Point Biopharma Global, Inc. and Subsidiaries, which appears in this Form 10-K for the year ended December 31, 2022.

     /s/ ArmaninoLLP
     San Jose, California

March 27, 2023